EXHIBIT 10.27

PLACER SIERRA BANK

2003 Executive Incentive Compensation Plan

Participant:	Robert Muttera
Title:	Executive Vice President/Chief Credit Officer
Award Potential:	0% to 45% of base compensation

INDIVIDUAL PERFORMANCE MEASURES

1.	Establish and satisfactorily support a lending plan and establish outstanding loan volume goals by product line, employing variable product and relationship lending

2.	Revise commission structure and staffing to convert 1-4 residential mortgage lending to construction lending

3.	Produce $980 thousand in annual Zions and other loan broker fees

Individual Portion 10%

BANK PERFORMANCE MEASURES BASED ON 2003 CASH EARNINGS

Bank Cash Earnings		Individual Portion	Bonus for Individual Portion	Bank Earnings Portion	Total Award
Threshold	$12.0 million	10%	+ 0%	+ 15%	= 25%
Target	$12.9 million	10%	+10%	+ 20%	= 40%
Outstanding	$13.5 million	10%	+10%	+ 25%	= 45%

GENERAL GUIDELINES

1.	All individual goals stated above must be achieved to receive the minimum award of 10%

2.	If all individual goals stated above are achieved but the Bank threshold is not met, the individual will still receive the minimum award of 10%

3.	All individual goals stated above must be achieved in order to qualify to receive Bank awards plus additional bonuses for individual achievement, as appropriate

4.	Cash earnings levels are inclusive of the payment of bonuses